EXHIBIT 99.3




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[BOWNE LETTERHEAD]

                             CERTIFICATE OF ACCURACY


                  This is to certify that the translation described below is, to the best of our knowledge and belief, a true and accurate rendition of the original document.


                  Job Number:               Y96806



                  Job Name:                 WACHTELL, LIPTON, ROSEN & KATZ


                  Job Description:          CNE 11/03/06 SESSION - FINANZAS DOS
                                            (HTTP://WWW.CNE.ES/CNE/DOC/PRENSA/CN
                                            E CONSEJO 03112006.PDF)


                  Language from:  SPANISH            into:  ENGLISH


                  Date:  NOVEMBER 6, 2006            /S/ PAUL M. MARTINEZ
                         ------------------------------------------------
                                                         Paul M. Martinez
                                                         Project Manager

                  --------------------------------------------------------------


                  STATE OF NEW YORK, COUNTY OF KINGS


                  Subscribed and sworn to before me
                  this date of November 6, 2006


                  /s/ Robert J. Mazza
                  NOTARY PUBLIC


                           ROBERT J. MAZZA
                  Notary Public, State of New York
                           No. 02MA5057911
                      Qualified in Kings County
                  Commission Expires April 1, 2010




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[CNE LOGO]
National Energy
Commission


Having viewed the aforementioned legal and regulatory precepts, the Board of Directors of the National Energy Commission, in its meeting of November 3, 2006,

                                    RESOLVES

ONE.- Grant the authorization requested by FINANZAS DOS, S.A. to obtain an interest in ENDESA, S.A. "UP TO A PERCENTAGE THAT DOES NOT REQUIRE THE FORMULATION OF AN OPA PURSUANT TO CURRENT LAW (THAT IS, THAT DOES NOT REACH 25% OF THE CAPITAL STOCK) AND THAT ALLOWS IT TO PARTICIPATE IN ITS MANAGEMENT, BUT THAT DOES NOT IMPLY THE ACQUISITION OF CONTROL THEREOF."

TWO.- FINANZAS DOS, S.A. shall report to this Commission quarterly and, in any case, whenever there is any circumstance material to these ends, on the change in the interest held covered by this Resolution, indicating the degree of influence that in its judgment it grants, as well as the presence of ACCIONA on ENDESA, S.A.'s administrative bodies.

THREE.- In view of the evolution of the aforementioned interest and other concurrent circumstances, this Commission shall subject FINANZAS DOS, S.A.'s taking an interest to a new authorization procedure pursuant to its function fourteenth, if it grants it the capacity to exercise a decisive influence equivalent to exclusive or joint control over the management of ENDESA, S.A.

FOURTH.- Notwithstanding, given the significant influence that FINANZAS DOS, S.A. will acquire in ENDESA, S.A., it shall promote policies oriented:

- toward having the resources generated by it to meet, in the first place, the needs derived from the investment plans that are listed below;

- toward the maintenance of the investments in regulated gas and electricity activities for both shipment and distribution; as well as investments in strategic assets included in the investment plans of ENDESA, S.A. for the period 2006-2009; and

- to the execution of ENDESA, S.A.'s investment commitments in gas and electricity shipping networks reflected in the document, "Planning of the gas and electricity sectors. Development of shipping networks 2002-2012," approved by the Council of Ministers and submitted to Parliament, as well as in the CNE's "Framework Report on Electricity and Natural Gas Demand and Coverage."

An appeal may be filed against this Resolution with the Ministry of Industry, Tourism, and Trade, as established in Additional Provision Eleventh, Third, 5 of Hydrocarbons Sector Act 34/1998 dated October 7, within a one-month period calculated from the day after receipt of this notification.